UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2024

Pacific Coast Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	1-35532	80-6216242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Bank of New York Mellon Trust Company, N.A. 601 Travis, Floor 16 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The following is provided in response to the October 2, 2024 letter to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) of Pacific Coast Oil Trust (the “Trust”), from certain unitholders of the Trust (the “Unitholder Letter”), which was filed as an exhibit to Amendment No. 10 to such unitholders’ Schedule 13D filed with the Securities and Exchange Commission on October 2, 2024.

The Trust holds net profits and royalty interests in certain oil and natural gas producing properties located onshore in California (the “Underlying Properties”), which consist of (a) the proved developed reserves as of December 31, 2011 on the Underlying Properties (the “Developed Properties”) and (b) all other development potential on the Underlying Properties (the “Remaining Properties”).

In the Unitholder Letter, the unitholders assert that the Developed Properties well count as of December 31, 2019 set forth in the report of Moss Adams LLP (“Moss Adams”), consultants engaged by Pacific Coast Energy Company LP (“PCEC”) to assist PCEC in determining its estimated asset retirement obligations, which report previously has been described in the Trust’s Current Reports on Form 8-K, appears to include 90 wells not listed on Exhibit D to the Conveyance of Net Profits Interests and Overriding Royalty Interest dated as of May 8, 2012 (the “Conveyance”). Detail provided to the Trustee by the unitholders shows that the difference calculated by the unitholders is actually 87 wells. Further, the unitholders undercounted by 11 the number of wells listed on Exhibit D to the Conveyance, resulting in an actual difference between Exhibit D to the Conveyance and the Moss Adams report of 76 wells.

The Trustee has received from PCEC a reconciliation of the wells listed on Exhibit D to the Conveyance to the Developed Properties well count as of December 31, 2019 set forth in the Moss Adams report. As an initial matter, Exhibit D to the Conveyance sets forth wells capable of producing hydrocarbons. Production from the Underlying Properties also requires the drilling of service wells, such as injection wells, that are not themselves capable of producing hydrocarbons but are necessary to support the production of oil from the producing wells. The Conveyance provides in the definitions of “Developed Properties Gross Deductions” and “Remaining Properties Gross Deductions” that costs accrued for future plugging and abandonment of any well (which would include service wells) on the applicable properties are deductible in the calculation of net profits payable to the Trust. Therefore, all wells on the Underlying Properties, including both producing wells and service wells, would properly be included in the Moss Adams report. The reconciliation shows that between the date of the Conveyance and December 31, 2019, PCEC drilled 83 injection wells.

The reconciliation also shows a reduction of seven wells from the Exhibit D well count due to two wells being inadvertently duplicated therein, the reclassification of two wells to the Remaining Properties, and the plugging and abandonment of three wells. The addition of 83 injection wells, less the reduction of the seven wells, accounts for the net increase of 76 wells.

All information regarding the wells discussed above has been provided to the Trust by PCEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Coast Oil Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: October 10, 2024		By:	/s/ Sarah Newell
Sarah Newell
Vice President